For Immediate Release

Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
904-398-9400

September 5, 2008

Appellate Court Issues Key Rulings in OOIDA Lawsuit

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) a safety-first non-asset based provider of transportation capacity and logistics services, announced today that the United States Court of Appeals for the Eleventh Circuit issued its rulings in a pending case involving four former Landstar Business Capacity Owners (BCOs) and the Owner-Operator Independent Drivers Association, Inc. (“OOIDA”). BCO is the Landstar term used to refer to the independent owner-operator small business owners who supply the Company with the truck capacity used to haul freight under exclusive lease arrangements.

At issue in the lawsuit are voluntary programs Landstar offers to its BCOs to enable them to buy discounted products and services that are then “charged-back” against the BCO’s settlement compensation. Landstar believes the key rulings of the Appellate Court are as follows:

First, the Court’s analysis confirmed that Landstar’s current leases with its BCOs comply with the federal leasing regulations and rejected OOIDA’s argument that it is unlawful for Landstar to offer programs that make these items available for purchase by BCOs for more than Landstar’s third-party costs. The Court also recognized that there is no dispute that all amounts charged-back to Landstar BCOs for these products and services were accurate, as the charges were in the exact amounts as disclosed in the leases.

Second, the Court overturned a lower court ruling that had found that Landstar “literally complied” with the applicable disclosure requirements of the federal leasing regulations. Instead, although the Court held that Landstar was entitled to recoup its expenses in administering the programs, it also held that even where the exact price for the product or service was stated in the BCO’s lease and verified on the BCO’s settlement statement, the BCO is entitled to access documents reflecting how the amount of each component of a specific charge was computed.

Third, the Court affirmed the lower court ruling that decertified the class of plaintiffs for the purposes of determining damages and ruled that in order for an individual plaintiff to recover any amount in monetary damages in connection with a violation, the individual plaintiff must prove “actual damages” sustained as a result of a violation.

“Landstar is overall very pleased with this decision,” according to Michael Kneller, Landstar Vice President and General Counsel. “The Eleventh Circuit upheld what we believe are the key elements of the District Court’s ruling, which affirmed the validity of Landstar’s current lease and will enable us to continue providing products and services that help our BCOs successfully run their businesses. Although we respectfully disagree that additional disclosures may be required under the federal leasing regulations and are evaluating whether to seek clarification or any further appeal of that portion of the decision, Landstar will fully comply with any final order requiring additional disclosures of any kind.”

Continued Kneller, “Although no assurances can be given with respect to the outcome of the lawsuit, Landstar believes that no plaintiff has sustained any actual damages as a result of any violation at issue in this litigation and the plaintiffs will be unable to recover any damages or obtain any injunctive relief following remand to the District Court that will have a material financial effect on the Company.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2007 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:
Landstar System, Inc. delivers safe, specialized transportation and logistics services to a broad range of customers worldwide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation and logistics capacity providers. Through its operating subsidiaries, Landstar delivers excellence in complete transportation logistics services and solutions. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.